Exhibit 21.1

Beasley Broadcast Group, Inc.

Subsidiaries

(State of incorporation)

Beasley Mezzanine Holdings, LLC (DE)
Beasley FM Acquisition Corp. (DE)
KDWN License Limited Partnership (DE)
WAEC License Limited Partnership (DE)
WAZZ License Limited Partnership (DE)
WCHZ License, LLC (DE)
WDAS License Limited Partnership (DE)
WFLB License Limited Partnership (DE)
WGOR License, LLC (DE)
WIKS License Limited Partnership (DE)
WJBX License Limited Partnership (DE)
WKIS License Limited Partnership (DE)
WKML License Limited Partnership (NC)
WMGV License Limited Partnership (DE)
WNCT License Limited Partnership (DE)
WPOW License Limited Partnership (DE)
WRXK License Limited Partnership (DE)
WSFL License Limited Partnership (DE)
WWDB License Limited Partnership (DE)
WWNN License Limited Partnership (DE)
WXNR License Limited Partnership (DE)
WXTU License Limited Partnership (DE)
Beasley AP Holdings, LLC (DE)
Beasley Reed Acquisition Partnership (DE)
WQAM License Limited Partnership (DE)
Beasley BA Holdings, LLC (DE)
Beasley Broadcasting of Nevada, LLC (NC)
KJUL License, LLC (NC)
Beasley Broadcasting of New Jersey, Inc. (DE)
WTMR License Limited Partnership (DE)
Beasley Broadcasting of Southwest Florida, Inc. (DE)
WXKB License Limited Partnership (DE)
Beasley Radio, Inc. (DE)
WJPT License Limited Partnership (DE)
Beasley Internet Ventures, LLC (DE)
Beasley Internet Ventures II, LLC (DE)